UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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New Covenant Funds
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New Covenant Growth Fund

200 East Twelfth Street
Jeffersonville, Indiana 47130

INFORMATION STATEMENT

This Information Statement is being mailed on or about January 16, 2012, to shareholders of record as of October 31, 2011 (the “Record Date”).  The Information Statement is being provided to shareholders of the New Covenant Growth Fund (the “Fund”), a series of New Covenant Funds, 200 East Twelfth Street, Jeffersonville, Indiana 47130 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the investment adviser to the Fund, One Compass Advisors (the “Adviser”), received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Adviser may, subject to approval by the Trust’s Board of Trustees (the “Board”), enter into or materially amend investment sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the investment sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about an investment sub-advisory agreement with Sustainable Growth Advisers, L.P. (“SGA”), a new sub-adviser for the Fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO NEW COVENANT FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701 OR CALLING 1-877-835-4531.

THE ADVISER AND ITS ADVISORY AGREEMENT

One Compass Advisors (the “Adviser”), located at 200 East Twelfth Street, Jeffersonville, Indiana 47130, serves as investment adviser to the following four funds (collectively referred to as the “Funds”), all of which are series of the Trust:

New Covenant Growth Fund
New Covenant Income Fund
New Covenant Balanced Growth Fund
New Covenant Balanced Income Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated June 30, 1999, as amended May 14, 2001, August 29, 2008, and January 1, 2011, to serve as the investment adviser to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on June 30, 1999.  The Advisory Agreement continued in effect for an initial period of two years, and subsequently continues from year to year as to a Fund only if such continuance is specifically approved at least annually by the Board or by vote of a majority of that Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or “interested persons” of any such party, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the 1940 Act.  The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of the Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties thereunder.  As compensation for its services, the Adviser receives a management fee from the New Covenant Growth Fund and the New Covenant Income Fund based on the net assets of each Fund and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee.  The New Covenant Balanced Growth Fund and the New Covenant Balanced Income Fund are each a fund-of-funds which pursues its objective by investing primarily in shares of the New Covenant Growth Fund and the New Covenant Income Fund, in varying amounts.  The Adviser currently utilizes seven (7) sub-advisers in managing the Growth Fund and the Income Fund. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis. Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the New Covenant Growth Fund’s or the New Covenant Income Fund’s investment portfolio allocated to it by the Adviser.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

Sustainable Growth Advisers, L.P. (“SGA”) began serving as a sub-adviser to the New Covenant Growth Fund (the “Fund”) pursuant to a Sub-Advisory Agreement dated October 19, 2011.  SGA replaces Santa Barbara Asset Management, LLC (“Santa Barbara”) as a sub-adviser to the New Covenant Growth Fund.

At a meeting of the Trust’s Board held on August 22, 2011 (the “Meeting”), the Trustees, including the Independent Trustees, determined to approve the Sub-Advisory Agreement with SGA.  Accordingly, in determining whether to approve the new Sub-Advisory Agreement with SGA, the Board of Trustees requested, and the Adviser and SGA provided, information and data relevant to the Board’s consideration.  During this process the Independent Trustees were counseled by their own independent legal counsel (as such term is defined in the rules under the 1940 Act).

At the Meeting, the Trustees, including the Independent Trustees, approved the new Sub-Advisory Agreement with SGA for the Fund.  At this meeting, the Board reviewed information and materials regarding SGA, including its prior investment performance and its proposed level of fees.  The Board also considered the nature, quality and extent of the services to be provided by SGA.  Apart from the fees payable under the new Sub-Advisory Agreement and the commencement date, the terms and conditions of the new Sub-Advisory Agreement with SGA are generally similar in all material respects to those of the Sub-Advisory Agreements with the other current sub-advisers to the Fund, which the Board reviewed and re-approved at its prior meetings on May 16, 2011.

In connection with their review of the Sub-Advisory Agreement with SGA, the Trustees considered, in addition to performance information presented at the Meeting, SGA’s experience in serving as an investment adviser to another Socially Responsible Investing client and the fees charged by SGA to other clients as compared to the fees SGA will receive from the Adviser.  The Board did not consider information as to the profitability of the SGA Sub-Advisory Agreement to SGA because the fees payable to SGA had been negotiated at arms length and would be paid by the Adviser, although the Board did consider the impact on the Adviser of the reduction in the fee payable to SGA as compared to the fee payable to Santa Barbara which would result in an increase in the level of profitability to the Adviser in connection with its management of the Fund. Based upon their review and consideration of these factors and other matters deemed relevant by the Board in reaching an informed business judgment, the Board of Trustees, including a majority of the Independent Trustees, concluded that the terms of the Sub-Advisory Agreement were fair and reasonable in light of the services to be provided and the Board therefore determined to approve the Sub-Advisory Agreement contingent upon the completion of a compliance report from the Trust’s Chief Compliance Officer (“CCO”), based on her review of SGA and its Rule 38a-1 compliance program.  The CCO completed this review and reported to the Board at a special meeting held on October 19, 2011.  As a result of the Board’s determination, SGA became a sub-adviser to the New Covenant Growth Fund.

In reaching their conclusion with respect to the approval of the new Sub-Advisory Agreement, the Trustees did not identify any one single factor as being controlling; rather, the Trustees took note of a combination of factors that influenced their decision-making process.  Among other things, the Trustees considered the nature, quality and extent of the services to be provided by SGA to the Fund and SGA’s prior investment performance.  As part of their deliberations, the Trustees also considered and relied upon the information about the Growth Fund that had been provided to them throughout the past year in connection with their regular Board meetings at which they engage in the ongoing oversight of the Fund and its operations.
INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH SUSTAINABLE GROWTH ADVISERS, L.P.

Apart from the fees payable under the new Sub-Advisory Agreement and the commencement date, the terms and conditions of the new Sub-Advisory Agreement with SGA are generally similar in all material respects with those of the other sub-advisers to the Fund.  Under the new Sub-advisory Agreement with SGA, as under the prior Sub-Advisory Agreement with Santa Barbara, SGA will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the New Covenant Growth Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The new Sub-Advisory Agreement provides that it will remain in effect for an initial one-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-Advisory Agreement, as with the prior Sub-Advisory Agreement with Santa Barbara, also can be terminated at any time, without the payment of any penalty, by the Board, by the Adviser, by SGA, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The new Sub-Advisory Agreement terminates automatically in the event of an assignment or upon termination of the Advisory Agreement.

Under the new Sub-Advisory Agreement, as under the Sub-Advisory Agreements with the other sub-advisers to the Fund, SGA’s fees are based on the assets that it is responsible for managing.  Under both the prior and new Sub-Advisory Agreement, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees SGA receives are included in the Adviser’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Adviser receives an annual advisory fee from the Fund and under the Sub-Advisory Agreement, SGA receives from the Adviser an annual sub-advisory fee, computed daily and payable monthly, in accordance with the following schedule:

New Covenant Growth Fund
Fees received by Adviser from Fund	0.87% of average net assets
Fees received by SGA from Adviser	0.35% of assets under management

 INFORMATION REGARDING THE FUND

As a sub-adviser to the Fund, SGA seeks to achieve the Fund’s investment objective of long-term capital appreciation, with dividend income, if any, being incidental, by investing, under normal conditions, at least 80% of the Fund’s assets allocated to it in a diversified portfolio of common stocks of companies that it believes have long-term growth potential.

The Adviser and sub-advisers make investment decisions consistent with social-witness principles approved by the General Assembly of the Presbyterian Church (U.S.A.).  The Fund does not invest in those companies involved in the military and tobacco industries that are prohibited for investment in accordance with the policies that are set by the General Assembly of the Presbyterian Church (U.S.A.) as brought forth by the Mission Responsibility Through Investment Committee Guidelines.  The Fund also does not invest in certain other companies that have derived 25% or more of the company’s revenues from alcohol, gambling and tobacco, and does not invest in certain companies in the weapons industry.

The Fund invests in common stocks and other equity securities of companies of all sizes, domestic and foreign.  The Fund generally invests in larger companies, although it may purchase securities of companies of any size, including small companies.  Up to 40% of the Fund’s assets may be invested in securities of foreign issuers in any country, including developed or emerging markets.  Foreign securities are selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions.

The Adviser seeks to enhance performance and reduce market risk by strategically allocating the Fund’s assets among multiple sub-advisers.  The allocation is made based on the Adviser’s desire for balance among differing investment styles and philosophies offered by the sub-advisers.

On occasion, up to 20% of the Fund’s assets may be invested in bonds that are rated within the four highest credit rating categories assigned by independent rating agencies, or in unrated equivalents that may be considered by a sub-adviser to be investment grade, or in commercial paper within the two highest rating categories of independent rating agencies.

The remainder of the Fund’s assets may be held in cash or cash equivalents.

A sub-adviser may sell a security when it becomes substantially overvalued, is experiencing deteriorating fundamentals, or as a result of changes in portfolio strategy.  A security may also be sold and replaced with one that presents a better value.

INFORMATION REGARDING SUSTAINABLE GROWTH ADVISERS, L.P.

SGA is a Delaware limited partnership, registered with the SEC as an investment adviser.  Its office is located at 301 Tresser Boulevard in Stamford, CT.  SGA is the legal entity through which all investment management activities are conducted.  SGIA, LLC is a Delaware limited liability company that serves as the General Partner to SGA and was formed to exercise management control over the business affairs of SGA.  SGIA, LLC owns 10% of SGA with the remaining 90% of SGA wholly-owned by SGA staff actively involved in the business.  SGIA, LLC is equally owned by the firm’s three founders.

SGA’s partners and executive officers, all of whom can be reached at the address noted above, are:

Name	Title
Gordon M. Marchand	Principal
George P. Fraise	Principal
Robert L. Rohn	Principal
Mary E. Greve	Chief Compliance Officer

Other Investment Companies Advised or Sub-Advised by SGA.  SGA currently acts as an adviser or sub-adviser to certain other investment companies listed below that disclose their advisory and sub-advisory fees and that have similar investment objectives to those of the New Covenant Growth Fund.

Fund	Asset Size	Rate of compensation to SGA
John Hancock U.S. Global Leaders Growth Fund (sub-adviser)	$425, 223,000
0.35% of average daily net assets of the first $500 million; 0.30% of the next $500 million to $1 billion; 0.25% of the next $1 - 1.5 billion; and 0.20% of the average daily net assets in excess of $1.5 billion

HC Capital Trust Growth Equity Fund (sub-adviser)	$211,576,000	0.35% of average daily net assets
HC Capital Trust Institutional Growth Equity Fund (sub-adviser)	$265,096,000	0.35% of average daily net assets
SGA Global Growth Fund* (adviser)	$1,194,934	1.00% of average daily net assets

* During the most recent fiscal year of the SGA Global Growth Fund ended September 30, 2011, SGA waived all of its investment advisory fees pursuant to an applicable expense limitation agreement.

BROKERAGE COMMISSIONS

For the fiscal year ended June 30, 2011, the Fund paid commissions of $103,220 to a broker-dealer that is affiliated with a sub-adviser to the Fund.

INVESTMENT ADVISORY FEES

During the fiscal year ended June 30, 2011, the Adviser received the following investment advisory fees from each of the New Covenant Funds for its services (net of waivers or reimbursements, as described below):

2011*
New Covenant Growth Fund	$ 6,173,411
New Covenant Income Fund	$ 2,807,542
New Covenant Balanced Growth Fund	$ 0
New Covenant Balanced Income Fund	$ 0

* From July 1, 2010 through December 31, 2010, the Adviser waived and/or reimbursed a portion of the investment advisory feesfor the Growth Fund and the Income Fund in the amounts of $346,293 and $277,572, respectively, pursuant to an applicable expense limitation agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC., located at 615 East Michigan Street, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, NY 10017-2070, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semi-annual reports are available on request, without charge, by writing to the New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53202-0701, or calling 1-877-835-4531.

RECORD OF BENEFICIAL OWNERSHIP

As of the Record Date, the Fund had 19,450,944 shares of beneficial interest outstanding and the following persons owned beneficially 5% or more of the New Covenant Growth Fund:

New Covenant Growth Fund Shareholder	% Ownership

New Covenant Trust Company Presbyterian Church (U.S.A.) Foundation 200 East Twelfth Street Jeffersonville, Indiana 47130	60.55%

New Covenant Balanced Growth Fund 200 East Twelfth Street Jeffersonville, Indiana 47130	23.56%

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own more than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The New Covenant Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.   A Special Meeting of the shareholders is currently expected to be held during the first quarter of 2012.

HOUSEHOLDING

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-835-4531.